CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 15, 1996 included in Byron Preiss Multimedia Company Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our firm included in this Form S-8 registering 425,000 shares of common stock.


                                      Arthur Andersen LLP


New York, New York
June 3, 1996